                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 31, 2003

                         Surgical Safety Products, Inc.
             (Exact name of registrant as specified in its charter)

                                    New York
                 (State of Other Jurisdiction of Incorporation)

         0-24921                                            65-0565144
(Commission File Number)                       (IRS Employer Identification No.)

8374 Market Street, Number 439
         Bradenton, Florida                                   34202
(Address of Principal Executive Offices)                    (Zip Code)

                                 (941) 360-3039
              (Registrant's Telephone Number, Including Area Code)

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Item 1. Changes in Control.

        Surgical Safety Products, Inc. has adopted a restructure plan (the
"Restructure Plan") under which (a) control of the Company will be transferred to Messrs. Tim Novak, R. Paul Gray, and Jerry W. Leonard through the issuance of
Series A Preferred Stock having a majority of the voting interests in the
Company in exchange for outstanding indebtedness of the Company and cash; (b)
the Company will reincorporate in the State of Nevada by a merger with and into its wholly owned subsidiary, Power3 Medical, Inc.; and (c) the Company will exchange each share of the common stock of the Company for one-fiftieth (.02)
shares of the common stock of Power3 Medical, Inc.

Item 7. Financial Statements and Exhibits.

The following documents are filed as an Exhibit to this report:

2.1      Plan and Agreement of Merger
4.1      Certificate of Designations of Series A Preferred Stock

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                               Surgical Safety Products, Inc.

Date: April 8, 2003                            By:/s/ Tim Novak
                                                  Tim Novak, Chief Executive Officer

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EXHIBIT INDEX

2.1      Plan and Agreement of Merger
4.1      Certificate of Designations of Series A Preferred Stock

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